As filed with the Securities and Exchange Commission on January 7, 2022

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Repro Med Systems, Inc.
(Exact name of registrant as specified in its charter)

New York	13-3044880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

24 Carpenter Road Chester, NY	10918
(Address of Principal Executive Offices)	(Zip Code)

Repro Med Systems, Inc. 2021 Omnibus Equity Incentive Plan

Repro Med Systems, Inc. 2015 Stock Option Plan

Individual Restricted Stock Agreement (Time-Based)

Individual Restricted Stock Agreement (Market Cap Growth)

Individual Restricted Stock Agreement (Net Sales Growth)

(Full Title of the Plans)

Copies of all correspondence to:

Heather R. Badami, Esq. Royer Cooper Cohen Braunfeld LLC Two Logan Square 100 N. 18th Street, Suite 710 Philadelphia, PA 19103
(Name and address of agent for service)

(215) 839-1000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01 per share, reserved for future issuance under the Repro Med Systems, Inc. 2021 Omnibus Equity Incentive Plan	1,000,000 (2)	$3.07(3)	$3,070,000	$284.59
Common Stock, par value $0.01 per share, reserved for future issuance under the Repro Med Systems, Inc. 2015 Stock Option Plan	83,000 (2)	$3.07(3)	$254,810	$23.62
Common Stock, par value $0.01 per share, that may be issued pursuant to the exercise of outstanding stock options under the Repro Med Systems, Inc. 2015 Stock Option Plan	3,672,500	$3.66(4)	$13,441,350	$1,246.01
Common Stock, par value $0.01 per share, that are subject to vesting in accordance with an individual Restricted Stock Agreement (Time-Based)	200,000	$3.07(5)	$614,000	$56.92
Common Stock, par value $0.01 per share, that are subject to vesting in accordance with an individual Restricted Stock Agreement (Market Cap Growth)	200,000	$3.07(5)	$614,000	$56.92
Common Stock, par value $0.01 per share, that are subject to vesting in accordance with an individual Restricted Stock Agreement (Net Sales Growth)	600,000	$3.07(5)	$1,842,000	$170.76
Total	5,755,500	N/A	$19,836,160	$1,838.81

__________

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of common stock, $0.01 par value (“Common Stock”), of Repro Med Systems, Inc. d/b/a KORU Medical Systems (the “Company” or the “KORU”) that are (i) to be offered and sold under the Repro Med Systems, Inc. 2021 Omnibus Equity Incentive Plan (the “Omnibus Plan”) and the Repro Med Systems, Inc. 2015 Stock Option Plan, as amended (the “2015 Plan”), (ii) to be offered and sold upon the exercise of outstanding stock options granted pursuant to the 2015 Plan, and (iii) that were issued pursuant to the individual Restricted Stock Agreement (Time-Based), individual Restricted Stock Agreement (Market Cap Growth) and individual Restricted Stock Agreement (Net Sales Growth), each dated as of April 12, 2021 between the Company and Linda Tharby. In the event of any stock dividend, stock split or other similar transaction involving the Common Stock, the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	In general, to the extent that any awards under the Omnibus Plan or 2015 Plan are forfeited, cancelled or expire for any reason before being exercised or settled in full, if any awards are settled in cash or if shares issued under the Omnibus Plan are reacquired by the Company pursuant to a forfeiture provision, repurchase right or for any other reason, those shares will again become available for issuance under the Omnibus Plan, as will shares applied to pay the exercise or purchase price of an award or to satisfy tax withholding obligations related to any award.
(3)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $3.07 per share represents the average high and low sales prices of the Common Stock as quoted on NASDAQ on January 4, 2022.
(4)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $3.66 per share represents the weighted average exercise price per share of outstanding awards under the 2015 Plan.
(5)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $3.07 per share represents the average high and low sales prices of the Common Stock as quoted on NASDAQ on January 4, 2022.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Repro Med Systems, Inc. d/b/a KORU Medical Systems, a New York corporation (the “Company”), relating to (i) 1,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), issuable under the Repro Med Systems, Inc. 2021 Omnibus Equity Incentive Plan (the “Omnibus Plan”); (ii) 83,000 shares of Common Stock reserved for issuance under the Repro Med Systems, Inc. 2015 Stock Option Plan, as amended (the “2015 Plan”); (iii) 3,672,500 shares of Common Stock issuable upon the exercise of outstanding stock options granted under the 2015 Plan; (iv) 200,000 shares of Common Stock issued pursuant to the individual Restricted Stock Agreement (Time-Based) dated as of April 12, 2021 between the Company and Linda Tharby; (v) 200,000 shares of Common Stock issued pursuant to the individual Restricted Stock Agreement (Market Cap Growth) dated as of April 12, 2021 between the Company and Linda Tharby; and (vi) 600,000 shares of Common Stock issued pursuant to the individual Restricted Stock Agreement (Net Sales Growth) dated as of April 12, 2021 between the Company and Linda Tharby. The shares of Common Stock referenced in the foregoing (iv), (v) and (vi) were issued to Ms. Tharby as an inducement to her employment as President and Chief Executive Officer.

This Registration Statement includes a reoffer prospectus prepared in accordance with the requirements of General Instruction C of Form S-8 and the requirements of Part I of Form S-3. The reoffer prospectus may be used for the reoffer and resale of up to 4,672,500 shares of our Common Stock on a continuous or delayed basis of certain of those shares of Common Stock of Repro Med Systems, Inc. (the “Company,” “KORU,” “we” or “us”) that constitute “control securities” and/or “restricted securities” within the meaning of the Securities Act, by certain directors and executive officers of the Company (the “Selling Stockholders”), for their own accounts. The inclusion of such shares herein does not necessarily represent a present intention to sell any or all such shares of Common Stock. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Company’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

REPRO MED SYSTEMS, INC.

4,672,500 Shares of Common Stock

Offered by Selling Stockholders

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 4,672,500 shares of common stock, par value $0.01 per share (“Common Stock”), of Repro Med Systems, Inc. d/b/a KORU Medical Systems, a New York corporation (the “Company”) issuable or issued to Selling Stockholders pursuant to awards granted by Repro Med Systems, Inc. to the Selling Stockholders under the Repro Med Systems, Inc. 2021 Omnibus Equity Incentive Plan (the “Omnibus Plan”), the Repro Med Systems, Inc. 2015 Stock Option Plan, as amended (the “2015 Plan”), and three separate Restricted Stock Agreements dated as of April 12, 2021 between the Company and Linda Tharby as an inducement to her employment as President and Chief Executive Officer of the Company. We are not offering any shares of Common Stock and will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus. The Selling Stockholders include current executive officers and other employees and consultants, some of which are “affiliates” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)). The inclusion of such shares herein does not necessarily represent a present intention of the Selling Stockholders to sell any or all such shares of Common Stock.

Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of any lock-up agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Common Stock, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares of Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 5 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

Shares of Common Stock that will be issued pursuant to stock options and as restricted stock granted to Selling Stockholders will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Our Common Stock is listed on NASDAQ under the symbol “KRMD.”

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus and under similar headings in the documents that are incorporated by reference into this prospectus, as well as “Cautionary Note Regarding Forward-Looking Statements” on page 2 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 7, 2022.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date hereof. Additionally, any information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

When used in this prospectus, unless otherwise noted herein, “we”, “us”, “our”, “KORU”, and the “Company” refer to Repro Med Systems, Inc. d/b/a KORU Medical Systems.

ABOUT THIS PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “Commission”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the Commission under the U.S. Securities Exchange Act of 1934, as amended. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the Commission. You may obtain copies of the registration statement and its exhibits and the other documents that we file with the Commission at www.sec.gov.

We also maintain an Internet website at www.korumedical.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Reoffer Prospectus. Our principal executive office is located Repro Med Systems, Inc., 24 Carpenter Road, Chester NY 10918, and can be reached by telephone at (845) 469-2042.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission rules permit us to incorporate by reference information in this Reoffer Prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this Reoffer Prospectus, except for information superseded by information contained in this Reoffer Prospectus itself or in any subsequently filed incorporated document. This Reoffer Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about the Company and its business and financial condition.

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 23, 2021.

(2)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, filed with the Commission on May 12, 2021, June 30, 2021, filed with the Commission on August 11, 2021, and the quarter ended September 30, 2021, filed with the Commission on November 10, 2021.

(3)	The Company’s Current Reports on Form 8-K, filed with the Commission on January 26, 2021, February 11, 2021, March 19, 2021 and May 19, 2021.

(4)	The description of the Company’s Common Stock set forth in its Registration Statement on Form 8-A12B, filed with the Commission on October 15, 2019.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Prospectus Act, prior to the filing of a post-effective amendment to the Registration Statement of which this Reoffer forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Reoffer Prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Reoffer Prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Reoffer Prospectus shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in this Reoffer Prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Reoffer Prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with this Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Documents incorporated by reference in this Reoffer Prospectus may be obtained by requesting them in writing or by telephone from us at:

Repro Med Systems, Inc.

24 Carpenter Road

Chester, NY 10918

Tel: (845) 469-2042

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus and any accompanying prospectus supplement contains forward-looking statements. All statements, other than statements of historical facts, may be forward-looking statements.  In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and other similar words and expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of KORU’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” discussed and identified in public filings made with the U.S. Securities and Exchange Commission (the “SEC”) by KORU.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of KORU prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other risk factors included herein. Forward-looking statements reflect current views about KORU’s plans, strategies and prospects, which are based on information available as of the date of this Reoffer Prospectus. Except to the extent required by applicable law, KORU undertakes no obligation (and expressly disclaims any such obligation) to update or revise the forward-looking statements whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not place undue reliance on those statements.

ABOUT THE COMPANY

We design, manufacture and market proprietary and innovative portable medical devices and supplies, primarily for the ambulatory infusion market in compliance with the U.S. Food and Drug Administration quality and regulatory system and international standards for quality system management. Our development and marketing focus is primarily concentrated on our mechanical infusion products, the FREEDOM Systems, which include the FREEDOM60® Syringe Driver, the FreedomEdge® Syringe Driver, HIgH-Flo Subcutaneous Safety Needle Sets™ and Precision Flow Rate Tubing™. We were incorporated in the State of New York in March 1980.

Our principal office is located at 24 Carpenter Road, Chester, New York 10918. Our telephone number is (845) 469-2042.

Our common stock is traded on the Nasdaq Capital Market under the symbol “KRMD.”

RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. You should carefully consider the risks we have described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 23, 2021, together with all the other information appearing in or incorporated by reference into this prospectus, before deciding to invest in our Common Stock. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Common Stock by the Selling Stockholders. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by any Selling Stockholder will be borne by that Selling Stockholder.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders. The inclusion of such shares herein does not necessarily represent a present intention of the Selling Stockholders to sell any or all such shares of Common Stock.

The table below sets forth, as of January 4, 2022 (the “Determination Date”), (i) the name of each person who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Common Stock beneficially owned (determined in the manner described in footnote (1) to the table below) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Common Stock each person will own after the offering, assuming they sell all of the shares offered. We have determined beneficial ownership in the manner described in footnote (1) to the table below and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. The address for each Selling Stockholder listed in the table below is c/o Repro Med Systems, Inc., 24 Carpenter Road, Chester, NY 10918.

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering (1)	Percentage of Common Stock Beneficially Owned Before Resale (1)(3)	Shares of Common Stock Offered for Resale in this Offering(1)	Shares of Common Stock Beneficially Owned After this Offering (2)	Percentage of Common Stock Beneficially Owned After Resale (1)(3)
Adams, Thomas	200,000	*	200,000	—	*
Bennett, Joshua	500,000	1%	500,000	—	*
Beck, James	207,360	*	150,000	57,360	*
Cannon, Robert	100,000	*	100,000	—	*
Daniel Goldberger	610,113	1%	500,000	110,113	*
Fisher, Karen	972,906	2%	400,000	572,906	1%
Herzog, Brian	50,000	*	50,000	—	*
Kresken, Matthew	60,000	*	60,000	—	*
Marquez, Manuel	668,080	1%	225,000	443,080	1%
Pazden, Christopher	200,000	*	200,000	—	*
Schiller, Brian	253,723	1%	250,000	3,723	*
Tharby, Linda	2,000,000	4%	2,000,000	—	*
Shaffer, Harry	47,431	*	37,500	9,931	*

__________

*	Less than 1%

(1)	The numbers of shares of Common Stock reflect all shares of Common Stock acquired or issuable to a person pursuant to applicable grants previously made irrespective of whether such grants are exercisable, vested or convertible as of the Determination Date or will become exercisable, vested or convertible within 60 days after the Determination Date.

(2)	Assumes all of the shares of Common Stock being offered are sold in the offering, that shares of Common Stock beneficially owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than pursuant to the stock options relating to the shares being offered.

(3)	Percentages are based on the 44,623,660 shares of Common Stock issued and outstanding as of the Determination Date.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on NASDAQ or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions. The amount of shares of Common Stock to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

A Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Common Stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the shares of Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Common Stock.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for Repro Med Systems, Inc. and the Selling Stockholders by Royer Cooper Cohen Braunfeld LLC, Philadelphia, PA.

EXPERTS

Our consolidated financial statements as of December 31, 2020 and December 31, 2019 and for the years then ended included in our Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by McGrail Merkel Quinn & Associates, P.C., an independent registered public accounting firm, as stated in their report incorporated by reference herein, which has been so incorporated in reliance upon the report of such firm given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

●     Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 4, 2021;

●     Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on May 12, 2021, the quarter ended June 30, 2021, filed with the Commission on August 11, 2021, and the quarter ended September 30, 2021, filed with the Commission on November 10, 2021;

●     Our Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 5, 2021;

●     Our Current Reports on Form 8-K, filed with the Commission on January 26, 2021, February 11, 2021, March 19, 2021 and May 19, 2021; and

●     The description of our common stock set forth in our registration statement on Form 8-A12B, filed with the Commission on October 15, 2019.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except where such liability is imposed under the New York Business Corporation Law (the “NYBCL”). The NYBCL provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding unless (i) the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe the act or omission was unlawful, provided however, that if the proceeding was by or in the right of the corporation, no indemnification may be made if the director is adjudged liable to the corporation. The Board of Directors of the Company (the “Board”) may also indemnify an employee or agent of the corporation who was or is a party to any proceeding by reason of the fact that he is or was an employee or agent of the corporation.

Our restated certificate of incorporation and amended and restated by-laws provide that, to the maximum extent permitted by the New York law and the federal securities laws, we must indemnify and, upon request advance, expenses to a director or officer made, or threatened to be made, a party to any action or proceeding (other than a shareholder derivative action) by reason of such person being a director or officer, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful. Indemnification would cover reasonable expenses, including attorneys’ fees, judgments, fines, amounts paid in settlement.

The limitation of liability, indemnification and advancement provisions in our restated certificate of incorporation and amended and restated by-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption for Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

3.1	Restated Certificate of Incorporation effective March 1, 2019 (incorporated by reference to the Company’s Form 10-K filed with the SEC on March 5, 2019).

3.2	Amended and Restated By-Laws dated December 5, 2018 (incorporated by reference to the Company’s Form 8-K filed with the SEC on December 7, 2018).

5.1	Opinion of Royer Cooper Cohen Braunfeld LLC (filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm – McGrail Merkel Quinn & Associates, P.C. (filed herewith)

23.2	Consent of Royer Cooper Cohen Braunfeld LLC (included in Exhibit 5.1)

24.1	Power of Attorney (filed herewith)

99.1	Repro Med Systems, Inc. 2021 Omnibus Equity Incentive Plan (incorporated by reference to the Company’s Form 10-Q filed with the SEC August 11, 2021)

99.2	Repro Med Systems, Inc. 2015 Stock Option Plan, as amended (incorporated by reference to the Company’s Proxy Statement on Schedule 14A filed with the SEC on July 28, 2016).

99.3	Restricted Stock Agreement (Time-Based) dated as of April 12, 2021 between the Company and Linda Tharby (incorporated by reference to the Company’s Form 10-K filed with the SEC on March 23, 2021).

99.4	Restricted Stock Agreement (Market Cap Growth) dated as of April 12, 2021 between the Company and Linda Tharby (incorporated by reference to the Company’s Form 10-K filed with the SEC on March 23, 2021)

99.5	Restricted Stock Agreement (Net Sales Growth) dated as of April 12, 2021 between the Company and Linda Tharby (incorporated by reference to the Company’s Form 10-K filed with the SEC on March 23, 2021)

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chester, State of New York, on January 7, 2022.

Repro Med Systems, Inc.

By:	/s/ Karen Fisher
	Name:	Karen Fisher
	Title:	Chief Financial Officer

We, the undersigned officers and directors of Repro Med Systems, Inc., hereby severally constitute and appoint Linda Tharby and Karen Fisher, and each of them singly, our true and lawful attorneys with full power to either of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Repro Med Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Linda Tharby	Chief Executive Officer
Linda Tharby	(Principal Executive Officer)	January 7, 2022

/s/ Karen Fisher	Chief Financial Officer
Karen Fisher	(Principal Financial Officer and Principal Accounting Officer)	January 7, 2022

/s/ R. John Fletcher
R. John Fletcher	Chairman of the Board	January 7, 2022

/s/ Daniel S. Goldberger
Daniel S. Goldberger	Director	January 7, 2022

/s/ Robert T. Allen
Robert T. Allen	Director	January 7, 2022

/s/ David Anderson
David Anderson	Director	January 7, 2022

/s/ James M. Beck
James M. Beck	Director	January 7, 2022

/s/ Joseph M. Manko, Jr.
Joseph M. Manko, Jr.	Director	January 7, 2022

/s/ Kathy Frommer
Kathy Frommer	Director	January 7, 2022

/s/ Shar Matin
Shahriar (Shar) Matin	Director	January 7, 2022

/s/ Donna French
Donna French	Director	January 7, 2022